Exhibit 10.7

PRECEDENT AGREEMENT

This Precedent Agreement (“Agreement”), dated as of the 13th day of March 2018 (“Effective Date”), is made by and between EMPIRE PIPELINE, INC., a New York corporation (herein called “Empire”) and GREENIDGE MARKETS AND TRADING LLC, a Delaware limited liability company (herein called “Shipper”). Empire and Shipper may be referred to collectively herein as the “Parties” or individually as a “Party”.

WITNESSETH:

WHEREAS, Empire owns and operates an interstate gas transmission system in upstate New York which extends into Tioga County, Pennsylvania (“Empire’s System”);

WHEREAS, Shipper’s affiliate, Greenidge Pipeline LLC, has an existing interconnection with Empire’s system in Yates County, New York in the Town of Milo and operates a pipeline between the towns of Milo and Torrey in Yates County, New York which serves the Greenidge Power Plant; and

WHEREAS, Shipper has requested that Empire provide a total of 15,000 dekatherms per day (“Dth/day”) of firm natural gas transportation service pursuant to Empire’s Firm Transportation (“FT”) Rate Schedule, commencing the later of (i) November 1, 2019, or (ii) the date on which the Project Facilities (as defined below) are placed into service, from Empire’s existing interconnection with Shell Energy North America (US), L.P. (“Meter # EPRU91111”) at Jackson, Tioga County, Pennsylvania (“Jackson”) to Empire’s existing interconnection with TransCanada Pipelines Limited (“TransCanada”) at Chippawa (“Chippawa”) and to Empire’s existing interconnection with Tennessee Gas Pipeline Company, LLC (“TGP”) at Hopewell (“Hopewell”), for a primary term of ten (10) years; and

WHEREAS, upon further discussion with the Shipper and other shippers, including both those that requested capacity pursuant to Empire’s Open Season 014 and other potential shippers (“Other Project Shippers”) (Shipper together with Other Project Shippers, collectively referred to as “Project Shippers”), the Shipper is awarded expansion project capacity to provide a total of 15,000 Dthlday (“Contract Quantity”) of FT service with 12,500 Dth/day having a primary receipt point at Jackson and a primary delivery point at Chippawa, and 2,500 Dth/day having a primary receipt point at Jackson and a primary delivery point at Hopewell (the “Service”), subject to timely execution of this Agreement; and

WHEREAS, Empire’s provision of the Service and services for Other Project Shippers will require that Empire install new facilities, including new compressor station(s) along Empire’s existing pipeline system and various appurtenant facilities (collectively the “Project Facilities”); and

WHEREAS, Empire and Project Shippers have engaged in discussions since capacity was first awarded under Open Season 014, which have resulted in: (i) a revised allocation of delivery point capacity between the Project Shippers, and (ii) a revised target date for the commencement of the Service of the later of November 1, 2019 or the date on which the Project Facilities are placed into service (“Commencement Date”), all as more fully described in this Agreement and the exhibits to this Agreement; and

WHEREAS, Empire desires to render the Service requested by Shipper and is willing to install or work to cause the installation of the Project Facilities necessary to effectuate the Service, subject to the terms and conditions set forth below,

NOW, THEREFORE, in consideration of the mutual covenants herein assumed, Empire and Shipper agree as follows:

1.     Empire shall proceed with due diligence to seek, and to cause any other parties whose participation is required to seek, such contract rights, property rights, and regulatory authorizations as may be necessary to effectuate the Service, which is described in detail in the form of a Service Agreement attached hereto as Exhibit A (the “Service Agreement”), and the service for Other Project Shippers, and shall use commercially reasonable efforts to obtain such rights and authorizations by or before November 1, 2019. Such rights and authorizations shall include, without limitation, authorization by the Federal Energy Regulatory Commission (“FERC”) to construct and operate the Project Facilities and for Empire to charge the rates as described in paragraph 2, and authorization by FERC and the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) to allow Empire to operate its Empire Connector pipeline up to a maximum pressure of 1,440 psig. Empire reserves to itself the right to file and prosecute applications for any required authorization, any supplements or amendments thereto, and, if necessary, court review, in such manner as it deems to be in its best interest. Shipper agrees to cooperate with Empire and not oppose Empire in its efforts to secure all rights, approvals, and authorizations related to its FERC application, to the extent that such cooperation would be consistent with this Agreement, and Shipper shall have no obligation to cooperate (or not oppose) any FERC application or other FERC filing that is materially inconsistent with the terms and conditions of this Agreement.

2. (a) The Parties anticipate that in Empire’s FERC filing(s) Empire will propose to charge an incremental recourse reservation rate (i.e., higher than its generally-applicable tariff maximum FT reservation rate) for the Service, which rate would be based on Empire’s estimated cost of service associated with the Project Facilities. As of the execution of this Agreement, Empire estimates that its filing(s) will propose an initial incremental recourse reservation rate of $10.4450/Dth per month, which is equivalent to a unit rate of $0.3434 per Dth at an assumed load factor of one hundred percent (100%). The Parties also anticipate that Empire will propose a revision to its Tariff to include the fuel utilization of any new gas-fired compressor stations included in the Project Facilities within the factor currently used to recover Oakfield Compression Station fuel (“Revised Compressor Fuel Factor”) and to recover the cost of electricity required to operate any new electric-driven compressor stations associated with the Project through a tracking mechanism (‘‘Electric Cost Tracker”). The Parties further anticipate that the Service will be subject to retention for the Revised Compression Fuel Factor and for Other Gas For Company Use, and will be subject to the Electric Cost Tracker, along with any other applicable retention, any applicable commodity rate, and surcharges, all as are in effect from time-to-time pursuant to the Empire FERC Tariff.

(b)     At any time prior to the execution of the Service Agreement, Empire may notify Shipper that due to an increase in the estimated cost of the Project Facilities, Empire intends to revise the incremental recourse rate applicable to the Service. Such notice shall include Empire’s revised incremental rate. In the event that the revised incremental rate is higher than $12.0906/Dth per month, Shipper may, within ten (10) days of such action, provide written notice to Empire that Shipper intends to terminate this Agreement in twenty (20) days from providing its notice to Empire. If such notice is provided, the parties shall attempt in good faith to negotiate an amendment to this Agreement before the twenty (20) day period expires that will allow the Parties the opportunity to reach their respective business objectives. This Agreement shall terminate upon the expiration of the foregoing twenty (20) day period unless within such period (i) the parties mutually agree to an amendment of this

Agreement (ii) the parties agree in writing to extend the twenty (20) day period, (iii) Empire agrees to a revised incremental rate that is less than or equal to $12.0906/Dth per month, or (iv) Shipper withdraws its previously submitted notice to terminate.

3.     Shipper will be responsible for all arrangements for any transportation desired by the Shipper upstream or downstream of Empire’s System. Shipper’s arrangements or lack thereof shall have no bearing on Shipper’s obligations hereunder.

4.     Within thirty (30) days after fulfillment of the conditions precedent set forth in paragraph 5 herein, and provided that this Agreement shall not have been terminated as provided above and below, Empire and Shipper shall enter into the Service Agreement in the form attached as Exhibit A, or, as an alternative to the form set forth in any of such exhibits, such other form as may be agreeable to both parties. Unless terminated earlier pursuant to the terms herein, and subject to the survival provisions in paragraph 11(d) herein, this Agreement shall terminate upon the Commencement Date.

5.     Shipper’s commitment to execute the Service Agreement, as provided herein, is expressly made subject to the satisfaction of condition precedent 5(a). Empire’s commitment to execute the Service Agreement, as provided herein, is expressly made subject to the satisfaction of conditions precedent 5(a), 5(b), and 5(c):

(a)     Acquisition by Empire of such contract rights (including necessary interconnection agreements, if applicable), property rights, and final, non-appealable regulatory authorizations (including but not limited to FERC and PHMSA authorizations) as are necessary to construct the Project Facilities or otherwise needed to effectuate the Service, in form and substance satisfactory to Empire and Shipper, provided, however, that Empire may waive this condition with respect to any contract rights, property rights and regulatory approvals other than FERC approval. Shipper may not judge the FERC authorization unsatisfactory in form and/or substance unless the authorization contains a material term or condition adverse to Shipper that was not proposed by Empire in its FERC application or any amendments thereto. Notwithstanding the foregoing, Shipper may not judge the FERC authorization unsatisfactory by reason of a requirement to modify Empire’s proposed Revised Compressor Fuel Factor, including, without limitation, a requirement that Empire establish an incremental compressor fuel factor or a requirement to modify Empire’s proposed Electric Cost Tracker, including any provision for electricity cost recovery related to electric-driven compressor stations associated with the Project.

(b)     Financing for the construction of the Project Facilities arranged by Empire’s parent company, National Fuel Gas Company (“NFGC”). at rates, tenns and conditions acceptable to NFGC.

(c)     A determination by Empire to proceed with construction of the Project Facilities, based upon achieving sufficient market commitment from Shipper and other project shippers at the time of Service Agreement execution. Empire shall make such detennination if the sum of the contract quantities under all such service agreements equals or exceeds the level of required market support determined by Empire pursuant to paragraph 7.

6.     The Parties may, at their option, elect to waive that portion of the condition set forth in paragraph 5(a) that requires that regulatory approvals be final and/or non-appealable. Any such waiver shall be evidenced in a writing signed by both parties. Empire may elect to waive any or all conditions listed in paragraphs 5(b) and/or 5(c).

7.     Empire has determined that 180,000 Dth/day is the level of market support it requires to proceed with development and construction of the Project Facilities. Empire has received its required level of market support in the form of executed precedent agreements.

8.     In the event that any condition(s) set forth in paragraph 5 are not satisfied or waived by November 1, 2019, then at any time thereafter, but prior to the satisfaction of such condition(s), either party may terminate this Agreement by giving the other party thirty (30) days written notice thereof; provided, however, such termination shall not be effective if during the thirty (30) day notice period such condition(s) has been satisfied. Furthermore, termination of this Agreement shall not relieve a Party from any right, liability, or obligation. or any remedy or limitation of remedies, which has accrued or has been incurred prior to the date of such termination under this Agreement or any other agreement.

9.     In the event this Agreement is terminated by Shipper pursuant to paragraph 8 above or Shipper fails to execute the Service Agreement when required by paragraph 4 above. Shipper shall reimburse Empire for its Pro-rata Share of all reasonable out-of-pocket Development Costs (as defined herein) incurred by Empire. Notwithstanding the foregoing, Shipper shall not be required to reimburse Empire for Shipper’s Pro-rata Share of

Development Costs if Shipper terminated this Agreement pursuant to paragraph 8 because (a) Empire failed to meet a condition listed in paragraph 5 that was within Empire’s sole and exclusive control and (b) that failure resulted from intentional, direct action or inaction by Empire or its agent or independent contractor. Empire shall use commercially reasonable efforts to mitigate the costs for which a portion of which Shipper shall be responsible for reimbursement under this paragraph 9. For the purposes of this Agreement, “Development Costs” shall mean costs incurred by Empire in pursuit of such contracts rights, property rights, and regulatory authorizations as may be necessary to effectuate the Service and the service of Other Project Shippers, including without limitation, costs incurred in feasibility studies, facility design, engineering, environmental assessment, and access and acquisition, and permit applications related to the Project Facilities. For purposes of this Agreement, Pro-Rata Share shall be that amount equal to Shipper’s Contract Maximum Daily Quantity (as that term is defined in the Service Agreement) divided by the total transportation capacity provided to all Project Shippers. To the extent that payment of such costs is required hereunder, Shipper shall make payment within thirty (30) days of Shipper’s receipt of an invoice from Empire identifying such costs in reasonable detail. Shipper shall not be responsible for any Development Costs incurred subsequent to Shipper’s termination of this Agreement pursuant to paragraph 8 above, or subsequent to Shipper’s failure to execute the Service Agreement when required by paragraph 4 above. Shipper’s reimbursement of Development Costs pursuant to this Agreement shall not, in any way, limit other remedies available to Empire.

10.     Shipper recognizes that Empire shall have no obligation to order any pipe, equipment or materials necessary for the construction of the Project Facilities (the “Project Materials”) prior to the satisfaction of the conditions set forth in paragraph 5 herein and the execution of the Service Agreements. Shipper also recognizes that it is likely to be necessary for Empire to order the Project Materials prior to the satisfaction of the conditions set forth in paragraph 5 hereof in order to meet the Commencement Date. Shipper agrees to reimburse Empire for its Pro-Rata Share of the costs incurred with respect to such orders in the event this Agreement is terminated and to provide a cash deposit or other security, in an amount deemed by Empire to be sufficient, with respect to such reimbursement obligation, but in any event shall not exceed $1,880,100. Empire shall use commercially reasonable efforts to mitigate the costs for which a portion of which Shipper shall be responsible for reimbursement under this paragraph 10. Not later than ten (10) days prior to the commencement of an order(s) for the Project Materials, Empire shall provide to Shipper a statement by a duly authorized officer of

Empire indicating that Empire plans to place such an order(s) and the date that the order is to be placed, and describing the reimbursement commitment and related security required by Empire. Shipper shall provide the required security, if any, on or before ten (10) days prior to the intended order date. Shipper acknowledges that should it, or Other Project Shippers, not provide the required security, Empire shall not have an obligation to order the Project Materials at that time and Shipper further acknowledges that the resulting effect may include a delay of the Commencement Date for the Project Facilities and of the start of the Service. Nothing set forth in this paragraph 10 shall limit the enforceability and binding nature this Agreement.

11. (a) In the event that, at the time of execution of the Service Agreements, or at any time during the term of the Service Agreement, (i) Shipper’s (or Shipper’s Guarantor, as such is defined below and to the extent Empire has agreed to look to Guarantor to meet the creditworthiness requirements under this Agreement) Senior Unsecured debt rating assigned by Moody’s Investors Service, Inc. is lower than Baa2; or (ii) Shipper’s, or Shipper’s Guarantor’s, LT Local Issuer Credit Rating assigned by Standard and Poor’s Corporation is lower than BBB; or (iii) Shipper’s, or Shipper’s Guarantor’s, Senior Unsecured Credit Rating assigned by Fitch, Inc. is lower than BBB; or (iv) none of the aforementioned agencies has assigned a current credit rating to Shipper, or Shipper’s Guarantor; or (v) either Shipper or its parent company is subject to a bankruptcy, reorganization, insolvency or similar proceeding; or (vi) Shipper or its parent company, or Shipper’s Guarantor, experiences significant financial deterioration based on publicly available information; Shipper, or Shipper’s Guarantor, will provide to Empire an irrevocable standby letter of credit (or other form of security acceptable to Empire, including but not limited to a cash deposit) (“Security”) permitting partial drawings and otherwise in a form and from a financial institution acceptable to Empire, which entitles Empire, upon certification to such institution that Shipper has failed to meet its obligations under the Service Agreement and that as a result amounts are due and payable under the Service Agreement, to receive any amounts payable up to the amount representing twenty-four (24) months of reservation charges at the rates in effect under the Service Agreement for years one through eight of the Service Agreement (his amount is currently estimated to be $3.760 million), eighteen (18) months of reservation charges at the rates in effect under the Service Agreement for the first one hundred and eighty days of the ninth year of the Service Agreement, twelve (12) months of reservation charges at the rates in effect under the Service Agreement for the remainder of the ninth year of the Service Agreement, six (6) months of reservation charges at the rates in effect under the Service Agreement for the first one hundred and eighty days of the tenth year of the Service Agreement, and three (3) months of reservation charges at the rates in effect under the Service Agreement for the remainder of the term of the Service Agreement. A failure on the part of Shipper, or Shipper’s Guarantor, to restore the amount of the coverage of said Security to its original issue amount within thirty (30) days of the date of receipt by Empire of amounts drawn under said Security shall constitute a failure by Shipper to pay the entire amount of a bill when such bill is due. Said Security must be irrevocable (w) for the term of the Service Agreement or (x) for as long as any of the conditions set forth in clauses (i) – (vi) of this paragraph are in effect based upon Empire’s review no more frequently than annually, whichever period (i.e., (w) or (x)) is shorter; provided, that, Shipper, or Shipper’s Guarantor, may furnish Security for a term less than the term of the Service Agreement as long as the Security provides for automatic renewal and entitles Empire to receive an amount up to the face amount after Empire’s receipt of notice of non-renewal or termination. Empire shall hold such proceeds as security to be applied in accordance with the terms set forth herein. The Security shall further provide that, in the event Shipper, or Shipper’s Guarantor, becomes subject to a bankruptcy, reorganization, insolvency or similar proceeding. (y) Empire may draw upon the Security to satisfy Shipper’s payment obligations without first invoicing Shipper, or notifying Shipper’s Guarantor, therefor and (z) Empire may draw upon the Security for an amount representing Shipper’s, or Shipper’s Guarantor’s, required contribution under paragraph ll(b) hereunder without first providing notification to Shipper pursuant to such section. Shipper may, upon agreement by Empire of a guarantor acceptable to Empire (“Shipper’s Guarantor”), obtain a guaranty for Shipper’s obligations under this Section.

(b)     Shipper shall contribute toward the cost of the Project Facilities to be constructed or constructed to enable Empire to provide the Service. Such contribution shall be earned by Empire upon execution of this Agreement and shall be payable when (i) Shipper is more than thirty (30) days in arrears from the due date in making any non-disputed payment under the Service Agreement in accordance with the billing and payment provisions of Empire’s Tariff (“Material Payment Default”), and all applicable notice and cure periods under Empire’s Tariff have expired, or (ii) Shipper becomes subject to a bankruptcy, reorganization, insolvency or similar proceeding (“Proceeding”). The required contribution shall be an amount representing twenty-four (24) months of reservation charges under the Service Agreement if the Material Payment Default or Proceeding occurs in years one through eight of the Service Agreement, eighteen (18) months of reservation charges under the Service

Agreement if the Material Payment Default or Proceeding occurs in the first one hundred and eighty days of the ninth year of the Service Agreement, twelve (12) months of reservation charges under the Service Agreement if the Material Payment Default or Proceeding occurs in the remainder of the ninth year of the Service Agreement, six (6) months of reservation charges under the Service Agreement if the Material Payment Default or Proceeding occurs in the first one hundred and eighty days of the tenth year of the Service Agreement and three (3) months of reservation charges under the Service Agreement if the Material Payment Default or Proceeding occurs during the remainder of the term of the Service Agreement. If contribution is required by Shipper, Empire shall notify Shipper in writing and the contribution shall be drawn from the security provided pursuant to paragraph 11(a) hereof. Contribution by Shipper under this provision shall not result in any ownership by Shipper in the Project Facilities, or any other facilities of Empire. Empire’s failure to require contribution in the event of one or more Material Payment Defaults shall not limit or prejudice its right to require contribution in the event of a further Material Payment Default. Receipt by Empire of contribution hereunder shall not constitute satisfaction of the Material Payment Default relied upon by Empire in making demand for contribution, nor any other payment default, nor shall it limit Empire’s remedies in any way with respect to such Material Payment Default or any other payment default.

(c)     Throughout the term of this Agreement, upon request from Empire. Shipper shall provide Empire with (i) quarterly financial statements of Shipper or Guarantor no later than forty-five (45) days after each quarter-end, and (ii) fiscal year-end financial statements of Shipper or Guarantor no later than ninety (90) days after each fiscal year-end. These financial statements must be prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), include an income statement, balance sheet, statement of cash flows, reconciliation of net worth and footnotes. Such financial statements shall be deemed validly provided hereunder if, within the same time periods, they are available for download from a publicly accessible internet website.

(d)     This paragraph 11 shall survive the termination of this Agreement and shall continue in effect for the term of the Service Agreement. The creditworthiness requirements set forth in this Agreement shall apply to any assignment, in whole or in part, of the Service Agreement, and to any permanent release of any or all of the capacity under the Service Agreement.

12.     Notices under this Agreement shall be in writing and be addressed as follows:

Empire:

Empire Pipeline, Inc.

6363 Main Street

Williamsville, NY 14221

Attention: Legal Department

Shipper:

Greenidge Markets and Trading LLC

590 Plant Road

Dresden, NY 14441

Attention: Dale Irwin

or at such other addresses either party shall designate by formal written notice. Notice shall be considered duly delivered when (i) delivered by a courier during normal business hours, or (ii) upon receipt of mailing by registered or certified mail.

13.     Both Parties acknowledge that this Agreement constitutes the legal, valid, binding, and enforceable obligations of the Parties.

14.     Any individual or entity which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Empire or Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement and this Agreement may be assigned to such successor without the consent of the other Party. Other than that which is specifically provided above in this paragraph 14 and for financing purposes as described below, no other assignment of this Agreement or any of the rights or obligations hereunder shall be made unless consent thereto is first obtained in writing of the other party, which consent shall not be unreasonably delayed or withheld. It is agreed, however, that the restrictions on assignment contained in this paragraph shall not in any way prevent either party to this Agreement from pledging or mortgaging its rights hereunder as security for its indebtedness without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the respective authorized successors and assigns.

15.     Neither Party shall be liable to the other under this Agreement for any special, indirect, incidental, punitive, or consequential damages of any nature however arising even if such Party has been made aware of the possibility of such damages. Nothing in this paragraph prohibits Empire from collecting Development Costs as set forth in paragraph 9.

16.     In the event that any provisions of this Agreement are held to be unenforceable or invalid by a court of competent jurisdiction, the Parties shall negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting, to the extent possible, the original purpose of this Agreement. The validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

17.     No modification of the terms and provisions of this Agreement shall be made except by the execution of a written agreement.

18.     To the extent permitted by law, the Parties will treat the non-public provisions of this Agreement and any Exhibits hereto as confidential, and shall not be disclosed to any third party without the consent of the other Party. Shipper acknowledges that this Agreement will be subject to FERC review, but Empire shall request confidential and privileged treatment in its submission to FERC or any other governmental entity.

19.     This Agreement may be executed in multiple counterpart originals.

20.     THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT RECOURSE TO THE LAW REGARDING THE CONFLICT OF LAWS.

21.     The Exhibits referred to in this Agreement are attached hereto and such Exhibits are incorporated herein by reference as though fully set forth at length wherever so referenced in this Agreement.

22.     For the avoidance of doubt, any reference to “day” in this Agreement shall refer to calendar days.

[SPACE INTENTIONALLY LEFT BLANK]

The parties hereto have executed this Agreement as shown below, and the date the last signature has been inserted into the preamble of this Agreement.

EXHIBIT A TO PRECEDENT AGREEMENT BETWEEN

EMPIRE PIPELINE, INC. AND GREENIDGE MARKETS AND TRADING LLC

SERVICE AGREEMENT #

(FT Service)

AGREEMENT made this          day of              , 20        , by and between EMPIRE PIPELINE, INC., a New York corporation, hereinafter called “Transporter” and GREENIDGE MARKETS AND TRADING LLC, a Delaware limited liability company, hereinafter called “Shipper.” (Transporter and Shipper may be referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS, Shipper has requested that Transporter transport natural gas; and

WHEREAS, Transporter has agreed to provide such transportation for Shipper subject to the terms and conditions hereof.

WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree that Transporter will transport for Shipper, on a firm basis, and Shipper will furnish, or cause to be furnished, to Transporter natural gas for such transportation during the term hereof, at the prices and on the terms and conditions hereinafter provided.

ARTICLE I

Quantities

Subject to the provisions of Transporter’s FT Rate Schedule, Transporter agrees to receive for Shipper’s account for transportation up to the following quantities of natural gas:

Contract Maximum Daily Quantity (MDQ) of 15,000 Dekatherms (Dth)

Transporter agrees to deliver for Shipper’s account and Shipper agrees to accept delivery of the above quantities. Shipper also agrees to deliver applicable quantities described in Section 23 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

FT Service Agreement #

ARTICLE II

Rate

Unless otherwise mutually agreed in a written amendment to this Agreement for the service provided by Transporter hereunder, or in a negotiated rate agreement set forth in Exhibit B hereto, Shipper shall pay Transporter the maximum rate provided under Rate Schedule FT set forth in Transporter’s effective FERC Gas Tariff.

In the event that Transporter places on file with the Federal Energy Regulatory Commission (“Commission”) another rate schedule which may be applicable to transportation service rendered hereunder, then Transporter, at its option, may from and after the effective date of such rate schedule, utilize such rate schedule in performance of this Agreement. Such a rate schedule(s) or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. Transporter shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s), or to propose, file, and make effective superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Shipper. Nothing herein contained shall be construed to deny Shipper any rights it may have under applicable law, including the right to participate fully in rate proceedings by intervention or otherwise to contest increased rates in whole or in part.

ARTICLE III

Term of Agreement

This Agreement shall be effective upon the date hereof. Service hereunder shall commence the later of November 1, 2019 or the date on which the Project Facilities (as defined in the Precedent Agreement between Transporter and Shipper dated             , 20        ) are placed into service (“Commencement Date”) and continue in effect for a primary term ending on the Ten (10) Year anniversary of the Commencement Date, and shall continue in effect thereafter unless and until terminated by either Shipper or Transporter upon twelve (12) months advance written notice specifying as the termination date the expiration of the primary term or any anniversary thereof. As of the Commencement Date, Transporter will stand ready to provide transportation service for Shipper pursuant to the terms of this Agreement, and Shipper shall be responsible for all charges hereunder, notwithstanding the status of any facilities being constructed by others to provide upstream or downstream transportation of gas to be transported hereunder.

FT Service Agreement #

ARTICLE IV

Points of Receipt and Delivery

The Point(s) of Receipt for all gas that may be received for Shipper’s account for transportation by Transporter, and the MDQ applicable to each point of receipt, shall be: See Exhibit A.

The Point(s) of Delivery for all gas to be delivered by Transporter for Shipper’s account and the MDQ applicable to each point of delivery shall be: See Exhibit A.

For purposes of Section 2.8 of the FT Rate Schedule, Shipper’s transportation path and the eligible receipt and delivery points along such path are as follows: See Exhibit A.

ARTICLE V

Regulatory Approval

Performance under this Agreement by Transporter and Shipper shall be contingent upon Transporter receiving all necessary regulatory or other governmental approvals upon terms satisfactory to Transporter. Should Transporter be denied such approvals to provide the service contemplated herein or construct and operate any necessary facilities therefor upon the terms and conditions requested in the application therefor or other terms and conditions acceptable to Transporter, then Transporter’s and Shipper’s obligations hereunder shall terminate.

ARTICLE VI

Incorporation by Reference of Tariff Provisions

To the extent not inconsistent with the terms and conditions of this agreement, the provisions of Rate Schedule FT, or any effective superseding rate schedule or otherwise applicable rate schedule, including any provisions of the General Terms and Conditions incorporated therein, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference.

ARTICLE VII

Miscellaneous

1.     No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

FT Service Agreement #

2.     No waiver by any party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults, whether of a like or of a different character.

3.     Any company which shall succeed by purchase, merger or consolidation of the gas related properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a company with which it is affiliated, but otherwise, no assignment of this Agreement or of any of the rights or obligations hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party. Consent shall not be unreasonably withheld.

4.     Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and shall be considered as duly delivered when mailed by registered mail, or certified mail, or sent by UPS, FedEx or equivalent form of delivery that requires signature upon receipt to the Post Office address of the parties hereto, as the case may be, as follows:

Transporter:	Empire Pipeline, Inc.
Attn: Empire Contract Administration Department
6363 Main Street
Williamsville, New York 14221

Shipper:	Greenidge Markets and Trading LLC
590 Plant Road
Dresden, New York 14441
Attn: Dale Irwin

or at such other address as either party shall designate by formal written notice. Routine communications, including monthly statements, shall be considered as duly delivered when mailed by either registered, certified, or ordinary mail, electronic communication, or telecommunication.

5.     Transporter shall proceed with due diligence to obtain such governmental and other regulatory authorizations as may be required for the rendition of the services contemplated herein, provided that Transporter reserves the right to file and prosecute applications for such authorizations, any supplements or amendments thereto and, if necessary, any court review, in such manner as it deems to be in its best interest, including the right to withdraw the application or to file pleadings and motions (including motions for dismissal).

FT Service Agreement #

6.     This Agreement and the respective obligations of the parties hereunder are subject to all present and future valid laws, orders, rules and regulations of constituted authorities having jurisdiction over the parties, their functions or gas supply, this Agreement or any provision hereof. Neither party shall be held in default for failure to perform hereunder if such failure is due to compliance with laws, orders, rules or regulations of any such duly constituted authorities.

7.     The subject headings of the articles of this Agreement are inserted for the purpose of convenient reference and are not intended to be a part of the Agreement nor considered in any interpretation of the same.

8.     No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

9.     THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT RECOURSE TO THE LAW REGARDING THE CONFLICT OF LAWS.

10.     The Parties’ obligations hereunder are not subject to the availability of transportation services upstream and downstream of Transporter’s system. Shipper assumes all responsibility for the arrangement of any such upstream and downstream service.

11.     It is expressly agreed that there is no Third Party Beneficiary of this Agreement, and that the provisions of this Agreement and the General Terms and Conditions do not impart enforceable rights in anyone who is not a party or successor or assignee of any party to this Agreement.

12.     Any Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

FT Service Agreement #

The parties hereto have caused this Agreement to be signed by their duly authorized personnel the day and year first above written.

EMPIRE PIPELINE, INC. (Transporter)
Signature:
Name:
Title:

GREENIDGE MARKETS AND TRADING LLC (Shipper)
Signature:
Name:
Title:

EXHIBIT A

to

FT Service Agreement #

between

Empire Pipeline, Inc. (“Transporter”)

and

Greenidge Markets and Trading LLC (“Shipper”)

Point(s) of Receipt

Point	MDTQ	Pressure
The interconnection between Transporter and Shell Energy North America (US), L.P. in Jackson Township in Tioga County Pennsylvania (point EPRU91111).	15,000 Dth / Day

Point(s) of Delivery

Point	MDTQ	Pressure
The interconnection between Transporter and TransCanada PipeLines Limited at Chippawa (point 012000010).	12,500 Dth / Day

The interconnection between Transporter and Tennessee Gas Pipeline Company, L.L.C. at Hopewell (point 412856).	2,500 Dth / Day

Transportation Path

From Shell Energy North America (US), L.P. in Jackson Township in Tioga County Pennsylvania to TransCanada PipeLines Limited at Chippawa. Repsol Oil & Gas USA LLC near Jackson Township in Tioga County, Pennsylvania (point EPRU91101), Millennium Pipeline Company, L.P. near Corning (point 022008810), Tennessee Gas Pipeline Company, L.L.C. at Hopewell (point 412856), Greenidge Pipeline LLC at Milo (point 022008610), Rochester Gas and Electric Corporation at Mendon (point 012001010), United States Gypsum Company at Oakfield (point 012005010), New York State Electric & Gas Corporation at Royalton (point 012004100), and National Fuel Gas Supply Corporation at Pendleton (point 012003020) and Grand Island (point 012003010) are also valid segmentation points on this path.

FT Service Agreement #

From Shell Energy North America (US), L.P. in Jackson Township in Tioga County Pennsylvania to Tennessee Gas Pipeline Company, L.L.C. at Hopewell (point 412856). Repsol Oil & Gas USA LLC near Jackson Township in Tioga County, Pennsylvania (point EPRU91101), Greenidge Pipeline LLC at Milo (point 022008610), and Millennium Pipeline Company, L.P. near Corning (point 022008810), are also valid segmentation points on this path.